UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026, Generation Income Properties, L.P., the operating partnership of Generation Income Properties, Inc. (the “Company”), in its capacity as a member and as the manager of GIP VB SPE, LLC (“GIPR Portfolio Co”), entered into an Amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of GIP VB SPE, LLC, dated August 10, 2023, as previously amended (the “LLC Agreement”), with LC2-NNN Pref, LLC, an affiliate of Loci Capital (the “Loci Member”).

The Amendment extends the Mandatory Redemption Date (as defined in the LLC Agreement) for the redemption of the Loci Member’s preferred equity interest in GIPR Portfolio Co. under Section 4.3(b) of the LLC Agreement from August 31, 2026 to September 30, 2026.

In connection with the Amendment, Loci Capital delivered a payoff letter, dated August 31, 2026 (the “Payoff Letter”), setting forth the amount required to fully redeem, on or before September 30, 2026, its remaining preferred equity interest in GIPR Portfolio Co., consisting of the outstanding preferred equity balance, accrued per diem preferred return, an equity fee and outstanding legal expenses, for a total redemption amount of $4,231,754, subject to customary final accounting reconciliation adjustments. The Payoff Letter provides that, upon receipt of the redemption amount on or before September 30, 2026, Loci Capital's interest in GIPR Portfolio Co. will be fully redeemed and retired, and Loci Capital will no longer have any interests, rights, liabilities or obligations in or from GIPR Portfolio Co. and its affiliates, owners, managers or stakeholders. There can be no assurance the redemption will be completed by September 30, 2026.

The foregoing descriptions of the Amendment and the Payoff Letter are qualified in their entirety by reference to the full text of those documents, filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 4, 2026, the Company issued a press release announcing the matters described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Amended and Restated Limited Liability Company Agreement of GIP VB SPE, LLC, dated August 31, 2026, by and among Generation Income Properties, L.P. and LC2-NNN Pref, LLC.
10.2	Payoff Letter, dated August 31, 2026, from LC2-NNN Pref, LLC to Generation Income Properties, L.P. regarding the redemption of the Loci Membership Interest in GIP VB SPE, LLC.
99.1	Press Release dated September 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this Form 8-K, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “continue,” “anticipate,” “will,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions, are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Statements regarding the Company's plans to redeem outstanding preferred equity interests and future financing activities may be forward-looking statements. Such statements are based on current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Company may not be able to timely redeem outstanding preferred equity and the risk that additional sources of capital may not be available to the Company on acceptable terms. Please also refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 filed with the SEC on April 3, 2026, as well as the Company's subsequent filings on Form 10-Q and periodic filings on Form

8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	September 4, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer